Exhibit 4.1
[FACE OF CERTIFICATE - CAMDEN LEARNING CORPORATION]

UNITS

U

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 132863 127

CAMDEN LEARNING CORPORATION

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that

is the owner of

Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of CAMDEN LEARNING CORPORATION, a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a business combination with a target business or (ii) _____________, 2008 and will expire unless exercised before 5:00 p.m., New York City Time, on _____________, 2011, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrant comprising the Units represented by this certificate are not transferable prior to _____________, 2007, subject to earlier separation in the discretion of the representative of the underwriters; provided, however, in no event will the representative of the underwriters allow separate trading of the common stock and warrants until (i) the Company files an audited balance sheet reflecting receipt of the gross proceeds of the offering, (ii) the Company files a Current Report on Form 8-K and issues a press release announcing when such separate trading will begin and (iii) the expiration of the underwriters over-allotment option or its exercise in full. The terms of the Warrants are governed by a Warrant Agreement, dated as of _____________, 2007, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER

(SEAL)

(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

CAMDEN LEARNING CORPORATION

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ______________Custodian________________
(Cust)                                     (Minor)

under Uniform Gifts to Minors Act ________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ___________________________ , hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________

_______________________________________________________________
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________
Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By ___________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of the Company’s liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.